Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

FOR EMPLOYEES UNDER THE SWIFT TRANSPORTATION COMPANY

2007 OMNIBUS INCENTIVE PLAN

This Agreement (this “Agreement”) is entered into as of [            ], 2013 (the “Date of Grant”), by and between Swift Transportation Company, a Delaware corporation (the “Company”), and [            ] (the “Participant”). Capitalized terms used without definition herein shall have the meaning ascribed to them in the Swift Transportation Company 2007 Omnibus Incentive Plan as amended and restated as of December 15, 2010 (the “Plan”). Where the context permits, references to the Company shall include any Subsidiary or any successor to the Company.

1. Grant of Restricted Stock Units. The Company hereby grants to the Participant [            ] restricted share units of Class A Common Stock (the “Restricted Stock Units” or “RSU”). Each RSU represents a contingent right to receive one share of the Company’s Class A common stock, subject to all of the terms and conditions of this Agreement and the Plan.

2. Vesting.

(a) General. Subject to the provisions set forth below, the RSUs shall vest in three equal installments on each of the first, second and third anniversaries subsequent to the Date of Grant (each such anniversary date, a “Vesting Date”), subject to the continued service by the Participant as an employee of the Company from the Date of Grant through the relevant Vesting Date, and provided that the Participant has not given notice of resignation, as of each such Vesting Date.

(b) Following Certain Terminations of Service. Upon termination of the Participant’s employment for any reason (including the death or disability of the Participant), any Restricted Stock Units that have not vested under this Section 2 shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Stock Units.

3. Legend on Certificates. The Participant agrees that any certificate issued for shares representing vested Restricted Stock Units (or, if applicable, any book entry statement issued for such shares) shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN THE RESTRICTED STOCK UNIT AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SWIFT TRANSPORTATION COMPANY, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF SWIFT TRANSPORTATION COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF SUCH RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH AGREEMENT.

4. Securities Laws Requirements. The Company shall not be obligated to issue shares of Common Stock to the Participant free of the restrictive legend described in Section 3 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended, or any other federal or state statutes having similar requirements that may be in effect at the relevant time.

5. Transfer or Sale of Shares. Participant acknowledges, understands and agrees that they are considered an affiliate within the meaning of Rule 144 of the Securities Act of 1933 (“Rule 144”) and as such, the issuance of any shares of Company common stock to the Participant pursuant to this Agreement are control shares within the meaning of Rule 144 and therefore subject to certain restrictions on resale contained in Rule 144. In consideration of the foregoing, a Participant may not engage in a sale, resale or transfer of any shares of Company common stock without first obtaining prior approval from the legal department of the Company. Participant shall also remain subject to and maintain compliance with the Company’s securities trading policy.

6. Adjustments. In the event of a change in capitalization or other similar event pursuant to Section 6.2 of the Plan, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Stock Units.

7. Change In Control.

(a) General. Notwithstanding Section 2(a) of this Agreement and unless otherwise provided by the Board, the Restricted Stock Units shall vest in full immediately prior to the consummation of a Change In Control.

(b) “Change In Control” Defined. “Change In Control” means:

Unless otherwise set forth in an employment agreement or any other written agreement between you and the Company or any Subsidiary, the term “Change In Control” means the occurrence of any of the following:

(i) A change in control of the Company of a nature that would be required to be reported (i) in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act (or any successor provisions or reports thereunder), (ii) in response to Item 5.01 of Form 8-K as in effect on the Grant Date, as promulgated under the Exchange Act (or any successor provisions or reports thereunder), or (iii) in any other filing by the Company with the Securities and Exchange Commission.

(ii) A transaction or series of transactions after the Grant Date in which any “person” within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act, other than a Permitted Holder (as defined in Section 7(c) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: (A) any acquisition by any person or entity if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the Acquiror (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; (B) any acquisition directly from the Company; (C) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such person to more than the percentage set forth above; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (E) any acquisition by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 7(b)(iii); or (F) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a Change In Control in such a situation.

(iii) Consummation by the Company of a Business Combination (as defined below) unless, following such Business Combination, (A) more than seventy-five percent (75%) of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then-outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For purposes of this Section 7(b)(iii), “Business Combination” means a reorganization, merger or consolidation of the Company with another person or sale or other disposition of all or substantially all of the assets of the Company to any person other than to a Subsidiary or a Permitted Holder or the acquisition of assets of another corporation.

(iv) Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

(c) “Permitted Holder” Defined. The term Permitted Holder means (i) Jerry Moyes, Vickie Moyes and their respective estates, executors and conservators, (ii) any trust (including the trustee thereof) established for the benefit of Jerry Moyes, Vickie Moyes or any children (including adopted children) thereof, (iii) any such children upon transfer from Jerry Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Jerry Moyes or Vickie Moyes, and (iv) any corporation, limited liability company or partnership the sole stockholders, members or partners of which are Permitted Holders.

(d) Tender Offers, Etc. The Committee, in its discretion (i) may accelerate vesting of all or any portion of a Restricted Stock Unit so that any shares of Common Stock issuable upon vesting of any Restricted Stock Unit can be tendered in response to a tender offer for, or a request or invitation to tender of, greater than 50% of the outstanding Common Stock of the Company or (ii) may provide that all or any portion of a Restricted Stock Unit may be surrendered in a merger, consolidation or share exchange involving the Company (other than a transaction that would result in a Change In Control), provided that the securities or other consideration received in exchange thereof shall thereafter be subject to such restrictions and conditions as may be determined by the Committee, in its discretion.

(e) Notwithstanding the foregoing, however, if this Restricted Stock Unit is intended to comply with Section 409A of the Code, the term “Change In Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as defined under Treasury Regulation Section 1.409A-3(i)(5), as such definition may be modified by subsequent Treasury Regulations or other guidance.

8. Notices. All notices and other communications to the Company required or permitted under this Agreement shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to the Company’s office at 2200 South 75th Avenue, Phoenix, Arizona 85043, Attn: Chief Financial Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received.

9. Taxes. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO ASSIST THE PARTICIPANT IN MAKING THIS FILING.

The Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock Units and the disposition of the Restricted Stock Units following vesting are complex and subject to change, and it is the sole responsibility of the Participant to obtain the Participant’s own advice as to the tax treatment of the terms of this Agreement.

BY SIGNING THIS AGREEMENT, THE PARTICIPANT REPRESENTS THAT THE PARTICIPANT HAS REVIEWED WITH THE PARTICIPANT’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT THE PARTICIPANT IS RELYING SOLELY ON SUCH ADVISORS, AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR ANY AGENT OF THE COMPANY OR ANY AFFILIATE THEREOF.

10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11. Incorporation of Plan. The Plan is hereby incorporated by reference into, and made a part of, this Agreement, and the Restricted Stock Units and this Agreement shall be subject to all terms and conditions of the Plan.

12. Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without the Participant’s consent, except as provided in Section 6.2 of the Plan.

13. Survival of Terms. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, and their respective successors and assigns, and the Participant and the Participant’s heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Participant the right to Transfer any of the Restricted Stock Units or shares of Common Stock, except in accordance with this Agreement and any transferee shall hold the Restricted Stock Units or shares of Common Stock having only those rights, and being subject to the restrictions, provided for in this Agreement.

14. Rights as a Shareholder. The Participant will not have any rights of a shareholder with respect to any of the Restricted Stock Units, including, without limitation, the right to vote such shares and the right to receive any dividends or other distributions with respect to such RSUs until after the lapse and removal of the vesting restrictions set forth herein.

15. Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Stock Units, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an employee for any period of time or at any specific rate of compensation.

16. Authority of the Committee; Disputes. The Committee shall have total and exclusive responsibility to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

17. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

18. Miscellaneous.

(a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Participant. As of the date hereof, this Agreement shall supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, which have been made by either party or any affiliate thereof.

(b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Participant shall be valid and binding upon any and all persons or entities (other than the Company and its Affiliates) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Restricted Stock units.

(c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

(d) The obligations of the Company and the Participant under this Agreement which by their nature may require either partial or total performance after the Participant’s service with the Company and its Subsidiaries is terminated shall survive such termination of service.

(e) The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

(f) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply. Words herein of any gender are deemed to include each other gender.

(g) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

(h) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

SWIFT TRANSPORTATION COMPANY

By:
Name:
Title:

PARTICIPANT

[Signature Page to Restricted Stock Unit Agreement]